UNIT PURCHASE AGREEMENT


                  AGREEMENT ("Agreement") dated as of the 20th day of December, 1996, by and among GLOBALINK, INC., a Delaware corporation (the "Company"), J. MICHAEL REISERT, INC. ("JMR"), either on its own behalf or on behalf of other investors, and the persons and entities listed on Exhibit A to this Agreement (JMR and the persons and entities listed on Exhibit A annexed hereto being referred to individually as an "Investor" and collectively as the "Investors").

                              W I T N E S S E T H :

         WHEREAS, in reliance upon the representations, warranties, terms and conditions hereinafter set forth, the Investors desire to purchase from the Company, and the Company desires to sell to the Investors, a minimum of two million five hundred thousand ($2,500,000) dollars and a maximum of six million five hundred thousand ($6,500,000) dollars of units (the "Units") at the Unit Purchase Price (as defined below) per Unit, each Unit consisting of: (a) one (1) share of the Company's Eight (8%) Percent Convertible Redeemable Preferred Stock ("Preferred Stock"), each share of Preferred Stock being convertible into ten
(10) shares of the Company's common stock, par value $.01 per share ("Common Stock"); and (b) one Redeemable Common Stock Purchase Warrant exercisable for five (5) years (the "Warrant" and collectively, the "Warrants") to purchase ten
(10) shares of Common Stock at the Warrant  Exercise  Price (as defined  below);
and

         WHEREAS,   the  Units  are  being  issued  pursuant  to  the  Company's
Confidential Private Placement Memorandum and Exhibits thereto dated December 11, 1996 (collectively, the "Memorandum"); and

         WHEREAS, the Units are being issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").

         NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Company and the Investors hereby agree as follows:

         1.       Sale and Purchase of Units.

                  (a) Subject to the terms and conditions of this Agreement, the Company shall sell to the Investors Units having a minimum aggregate Unit Purchase Price of two million five hundred thousand ($2,500,000) dollars and a maximum aggregate Unit Purchase Price of six million five hundred thousand ($6,500,000) dollars, and each Investor shall purchase from the Company the number of Units as is set forth after the Investor's name on Exhibit A annexed hereto for a consideration equal to the Unit Purchase Price per Unit. Forms of the Preferred Stock and Warrants, which comprise the Units, are included in the Memorandum. For purpose hereof, the terms: (i) "Unit Purchase Price" shall mean ten (10) times the ten (10) consecutive trading day average of the closing bid price on the American Stock Exchange ("ASE") for the

Company's Common Stock ending five (5) calendar days prior to the Initial Closing Date (as defined below); and (ii)"Original Stock Price" shall mean one-tenth (1/10th) of the Unit Purchase Price.

                  (b) The initial sale and purchase described in Paragraph 1(a) of this Agreement shall take place at a closing at the offices of SPITZER & FELDMAN P.C., 405 Park Avenue, New York, New York 10022-4405 or such other place as shall be acceptable to the Company and JMR on such date or dates as JMR shall advise the Company on two (2) business days notice or such shorter notice as shall be reasonably acceptable to the Company (the "Initial Closing Date"). In no event, however, shall the Initial Closing Date be later than December 31, 1996. Subsequent sale and purchase of Units shall take place at one or more closings held on such dates as the Company and JMR shall mutually determine ("Additional Closing Dates"). All Additional Closing Dates pursuant to this Agreement shall occur not later than December 31, 1996, subject to the right of JMR by written notice to the Company to extend such period up to and including January 31, 1997. The closings that occur on the Initial Closing Date and the Additional Closing Dates shall be referred to individually as "Closing" and collectively as "Closings".

                  (c) As provided in the Warrants, the Warrants are exercisable at an exercise price per share, subject to adjustment as provided in the Warrant, equal to one hundred twenty-five (125%) percent of the Original Stock Price (the "Warrant Exercise Price") until the fifth (5th) anniversary of the Initial Closing Date. The Company can redeem all, but not less than all, outstanding Warrants for one cent ($.01) per Warrant on not less than thirty
(30) days nor more than forty-five (45) days written notice to all of the record holders of the Warrants provided that, at the time such notice is given, (A) the Warrant Shares (as defined below) have been registered pursuant to the 1933 Act as provided for in Paragraph 7 below and such registration is then currently effective, and (B) the average closing bid price of the Common Stock as listed on the ASE, or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the New York Stock Exchange ("NYSE"), or wherever the Common Stock is then traded, during the ten (10) consecutive trading days ending five (5) business days prior to the date that written notice of the Warrants redemption is given is at least two hundred (200%) percent of the Warrant Exercise Price per share of Common Stock. In the event of any conflict or inconsistency between the provisions of this Paragraph 1(c) and the Warrants, the Warrants shall govern and be controlling.

                  (d) As provided in the Preferred Stock, each share of Preferred Stock is convertible into ten (10) shares of Common Stock, subject to adjustment as provided in the Preferred Stock, at the option of the holder. If the Company's Common Stock trades at 200% or more of the Original Stock Price on the ASE, NASDAQ, NYSE or wherever the Common Stock is then traded for ten (10) consecutive trading days and the Company then has an effective registration statement under the 1933 Act with respect to all shares of Common Stock underlying the Preferred Stock, the Company has the right, upon no less than thirty (30) days nor more than forty-five (45) days prior written notice to all holders of record of the Preferred Stock, to redeem all, but not less than all, of the Preferred Stock for cash at the Unit Purchase Price per share of Preferred Stock plus accrued and unpaid dividends. On January 1, 2002, any shares of outstanding Preferred Stock shall automatically convert into shares of Common Stock at the lesser of the Original Stock Price per share or the average bid price per share for the Common Stock for ten (10) consecutive trading days ending five (5) business days prior to January 1, 2002.

                  (e) As provided in the Preferred Stock, the Company shall pay dividends of eight (8%) percent per annum, in arrears, on a cumulative basis to the holders of the Preferred Stock on an annual basis on the first business day of each calendar year commencing in January 1998. A pro rata dividend shall be paid by the Company for any period that shares of Preferred Stock are outstanding for less than a full calendar year. At the option of the Company, dividends will be paid in cash or in shares of Preferred Stock valued at the lesser of a per share price equal to the Unit Purchase Price or ten (10) times the average closing bid price for shares of Common Stock for the last ten (10) consecutive trading days prior to the end of the calendar year. In the event of any conflict or inconsistency between the provisions of this Paragraph 1(e) and the Preferred Stock, the Preferred Stock shall govern and be controlling.

                  (f) As provided in the Preferred Stock, if the average bid price for Common Stock during any sixty (60) day period commencing on or after January 1, 1998 is eighty (80%) percent or less of the Original Stock Price, holders of a majority of the outstanding shares of Preferred Stock can elect, by written notice to the Company signed by such holders, to have the dividend on all of the Preferred Stock paid in cash for the balance of the life of the Preferred Stock (the "Cash Election"). In the event that the Company cannot or does not honor the Cash Election, (i) the Company must pay the dividend in shares of Preferred Stock valued at the lesser of a per share price equal to the Unit Purchase Price or ten (10) times the average closing bid price for shares of Common Stock for the last ten (10) consecutive trading days prior to the end of the respective calendar year, and (ii) holders of a majority of the outstanding Preferred Stock shall have the right, by written notice to the Company signed by such holders, to designate one (1) member to the Board of Directors of the Company, the Company shall immediately take all steps necessary to appoint such designee as a member of the Board of Directors of the Company and the Company shall use its best efforts to cause the election of such designee (or any substitute designee designated in writing by the holders of a majority of the outstanding Preferred Stock) for so long as at least twenty-five (25%) percent of the Preferred Stock remains outstanding. In the event of any conflict or inconsistency between the provisions of this Paragraph 1(f) and the Preferred Stock, the Preferred Stock shall govern and be controlling.

                  (g) The shares of Preferred Stock and Warrants provide for adjustment to the conversion price and exercise price upon the happening of the following:(i) any subdivision of the outstanding shares of Common Stock of the Company into a greater number of shares of Common Stock; (ii) any declaration of a dividend or making any other distribution by the Company upon its Common Stock payable in shares of Common Stock; (iii) any capital reorganization or reclassification of the capital stock of the Company; (iv) the issuance, sale or distribution of shares of Common Stock by the Company for a consideration per share in cash or property less than the Original Stock Price (the foregoing provision does not apply to the issuance and sale of the Units); and (v) any consolidation or merger of the Company with another entity.

         2. Payment. At each Closing, the Company shall deliver to JMR, on behalf of the Investors, the original executed and sealed certificates for the shares of Preferred Stock and Warrants comprising the Units being purchased by the Investors pursuant to Paragraph 1 of this Agreement, against its receipt of payment therefor by certified or bank check drawn on a bank located in the United States, or by Federal wire transfer, in the amount of the aggregate purchase price for such Units as provided in Paragraph 1 of this Agreement, less the amount of fees payable to JMR pursuant to Paragraph 10(a) of this Agreement. All certificates for shares of Preferred Stock and Warrants comprising the Units being purchased by the Investors shall be issued in the respective names of the Investors in accordance with instructions provided by JMR not later than the business day preceding the Closing.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to and covenants and agrees with each Investor and JMR, as of the date hereof and as of the date of each Closing, as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification. Except as set forth on the disclosure schedule attached hereto as Exhibit C (the "Disclosure Schedule"), the Company has no active subsidiaries and does not own any equity interest and has not made any loans or advances to or guarantees of indebtedness to any person, corporation, partnership or other entity.

                  (b) The authorized capital of the Company consists of twenty million (20,000,000) shares of Common Stock and two hundred fifty thousand (250,000) shares of preferred stock, of which, as of the date of this Agreement,
(i) 5,341,352 shares of Common Stock are issued and outstanding, (ii) no shares of preferred stock are issued and outstanding (other than shares of Preferred Stock issued at any prior Closing or Closings), (iii) 1,686,278 shares of Common Stock have been reserved for issuance upon conversion of equity or debt securities, exercise of outstanding options, warrants and other rights to acquire Common Stock and upon the exercise of options granted or to be granted pursuant to the Company's stock option plans and pursuant to other agreements, excluding, however, (a) the shares of Common Stock issuable upon the conversion of the Preferred Stock (the "Conversion Shares"), (b) the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), (c) the shares of Common Stock issuable upon the conversion of the Preferred Stock comprising part of the Units purchasable by the Placement Agent upon the exercise of the Placement Agent Warrants (as defined below), and (d) the shares of Common Stock issuable upon the exercise of the Warrants comprising part of the Units purchasable by the Placement Agent upon the exercise of the Placement Agent Warrants, and (iv) 1,500 shares of preferred stock designated "A-1" reserved for issuance upon the conversion of outstanding prepaid warrants ("Prepaid Warrants"). Except as set forth in the Memorandum, the Company is not a party to any agreement to issue, nor has it issued, any warrants, options or rights or debentures, notes or other evidence of indebtedness or other securities, instruments or agreements upon the exercise or conversion of which or pursuant to the terms of which additional shares of capital stock of the Company may become issuable. No holder of any of the Company's securities has preemptive rights or contractual rights of first refusal.

                  (c) The Company has the full right, power and authority to execute, deliver and perform under this Agreement, the Preferred Stock, the Warrants and the Placement Agent Warrants. This Agreement has been duly executed by the Company and, at each Closing, the Preferred Stock, Warrants and the Placement Agent Warrants being issued will have been duly executed by the Company, and this Agreement, the Preferred Stock, the Warrants and the Placement Agent Warrants and the transactions contemplated by this Agreement, the Preferred Stock, the Warrants, and Placement Agent Warrants have been duly authorized by all necessary corporate action and each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                  (d) All of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, with no personal liability attaching to the holders thereof, and such shares of Common Stock have not been issued in violation of the preemptive rights or rights of first refusal of any holder of securities of the Company. All of the issued and outstanding shares of Common Stock have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act and were issued in accordance with all applicable Federal and state securities laws.

                  (e) The shares of Common Stock included in the Conversion Shares and the Warrant Shares and the shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants underlying the Placement Agent Warrants have been validly authorized for issuance and, when issued pursuant to this Agreement and the terms of the Preferred Stock, the terms of the Warrants and the terms of the Preferred Stock and Warrants underlying the Placement Agent Warrants, as the case may be, will be duly and validly authorized and issued, fully paid and nonassessable and free from preemptive rights or rights of first refusal held by any person.

                  (f) The Company has delivered to each Investor a copy of the following financial statements of the Company (hereinafter collectively, the "Financial Statements"): (1) (i) consolidated balance sheets as at December 31, 1995 and 1994, and (ii) consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the fiscal years ended December 31, 1995 and 1994, and the related notes thereto, which have been audited by Grant

Thornton LLP, independent certified public accountants, and (2) (i) unaudited balance sheet as at September 30, 1996, and (ii) unaudited statement of operations, stockholders' equity (deficiency) and cash flows for the fiscal quarter ended September 30, 1996, and the related notes thereto, which have been prepared by the Company. The Financial Statements, which are included in the Company's Form 10-KSB Annual Report for the year ended December 31, 1995 ("Form 10-K") and the Company's Form 10-QSB Quarterly Report for the quarter ended September 30, 1996 ("Form 10-Q"), were prepared in accordance with generally accepted accounting principles consistently applied and present and reflect fairly the financial position of the Company at the respective balance sheet dates and the results of its operations, changes in stockholders' equity and cash flows for the periods then ended. During the period of Grant Thornton LLP's engagement as the Company's independent certified public accountant, there have been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure and no reportable events relating to the relationship between the Company and the accounting firm. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company.

                  (g) Except as set forth on the Disclosure Schedule, the Company has good and marketable title to all of its property and assets and none of the property or assets of the Company is subject to any lien, mortgage, pledge, encumbrance or other security interest.

                  (h) Since December 31, 1995, except as set forth in the Memorandum and its Exhibits, there has not been any material adverse change in the financial condition or in the operations, business or prospects of the Company from that shown in the Financial Statements or any damage or destruction, whether covered by insurance or not, which affects the business, property or assets of the Company.

                  (i) The Company has delivered to each Investor (i) a copy of the Company's Form 10-K; (ii) a copy of the Company's Form 10-Q; (iii) a copy of the Company's annual report and proxy statement relating to the Company's 1996 annual meeting of stockholders held on June 18, 1996, (iv) a copy of the Company's proxy statement relating to the Company's December 2, 1996 special meeting of stockholders; (v) any Current Reports on Form 8-K or other reports filed with the Securities and Exchange Commission (the "SEC") subsequent to September 30, 1996; and (vi) such additional documents referred to in Exhibit B annexed hereto.

                  (j) Neither the execution or delivery of this Agreement, the Preferred Stock, the Warrants or the Placement Agent Warrants by the Company nor the performance by the Company of the transactions contemplated by this Agreement, the Preferred Stock, the Warrants or the Placement Agent Warrants:
(i) requires the consent, waiver, approval, license or authorization of or filing with or notice to any person, entity or public authority (except any filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis); (ii) violates or constitutes a default under or breach of any law, rule or regulation applicable to the Company; (iii) conflicts with or results in a breach or termination of any provision of, or constitutes a default under, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company with or without the giving of notice, the passage of time or both, pursuant to (A) the Company's certificate of incorporation or by-laws,
(B) any mortgage, deed of trust, indenture, note, loan agreement, security agreement, contract, lease, license, alliance agreement, joint venture agreement, or other agreement or instrument, or (C) any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Company is a party or by which any of the assets of the Company may be bound.

                  (k) The Company has no indebtedness to any officer, director, 5% stockholder or other Affiliate (as defined in the Rules and Regulations of the SEC under the 1933 Act) of the Company.

                  (l) The Company is in compliance with all laws, rules and regulations of all Federal, state and local government agencies having jurisdiction over it or affecting its business, assets or properties, and the Corporation possesses all licenses, permits, consents, approvals and agreements which are required to be issued by any and all applicable Federal, state or local authorities necessary for the operation of its business and/or in connection with its assets or properties.

                  (m) The Company is not in default under any note, loan agreement, security agreement, mortgage, contract, lease, alliance agreement, joint venture agreement, agreement, license, permit, consent, approval or instrument to which it is a party, and no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute such default thereof by the Company or would cause acceleration of any obligation of the Company or would adversely affect the business, operations, financial condition or prospects of the Company.

                  (n) To the best of the Company's knowledge, no officer, director or 5% stockholder of the Company and no Affiliate of any such person either (i) holds any interest in any corporation, partnership, business, trust, sole proprietorship or any other entity which is engaged in a business similar to that conducted by the Company (other than a passive immaterial interest in a public company engaged in any such business) or (ii) engages in business with the Company.

                  (o) There are no material (i.e., involving an asserted liability in excess of ten thousand dollars ($10,000)) claims, actions, suits, proceedings or labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company), pending or, to the best of the Company's knowledge, threatened, against the Company, at law or in equity or by or before any Federal, state, county, municipal or other governmental department, SEC, ASE, board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation, nor is there any basis for any such action or proceeding. Neither the Company nor any of its assets are subject to, nor is the Company in default with respect to, any order, writ, injunction, judgment or decree that could adversely affect the financial condition, business, assets or prospects of the Company.

                  (p) The accounts receivable of the Company represent receivables generated from the sale of goods and services in the ordinary course of business. The Company knows of no material disputes concerning accounts receivable, and the accounts receivable are collectible in the ordinary course of business, subject to reserves reflected on the Financial Statements.

                  (q) Except as set forth in the Memorandum, the Company has (i)
no written employment contracts and no oral employment contracts not terminable at will by the Company, with any officer, director or other employee of the Company or any five (5%) percent shareholder of the Company, (ii) no consulting agreement or other compensation agreement with any officer, director or other employee of the Company or any five (5%) percent shareholder of the Company, and
(iii) no agreement or contract with any party that will result in the payment by the Company, or the creation of any commitment or obligation (absolute or contingent), of the Company to pay any severance, termination, "golden parachute", or similar payment to any present or former personnel of the Company following termination of employment. No director, executive officer or other key employee of the Company has advised the Company in writing that he or she intends to resign as director and/or executive officer of the Company or to terminate his or her employment with the Company.

                  (r) The accounts payable of the Company represent bona fide payables to third parties incurred in the ordinary course of business and represent bona fide debts for services and/or good provided to the Company.

                  (s) The  Company  is not a party  to a  labor  agreement  with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any similar labor or employee organizations). In the last five (5) years, the Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organization labor that would cover any of the Company's employees. There is no labor strike or labor stoppage or slowdown pending, or, to the knowledge of the Company, threatened against the Company nor has the Company experienced in the last five (5) years any work stoppage or other labor difficulty. The Company is in compliance with all applicable laws, rules and regulations regarding employment practices, employee documentation, terms or conditions of employment and wage and hours and the Company is not engaged in any unfair labor practices. There are no unfair labor practices charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency.

                  (t) Except as set forth in the Memorandum, there are no employee pension, retirement or other benefit plans, maintained, contributed to or required to be contributed to by the Company covering any employee or former employee of the Company. The Company has no liability or obligation of any kind or nature, whether accrued or contingent, matured or unmatured, known or unknown, under any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any provision of the Internal Revenue Code of

1986, as amended, specifically relating to persons subject to ERISA.

                  (u) The Company has timely filed with the appropriate taxing authorities all returns in respect of taxes required to be filed through the date hereof and has timely paid all taxes it is required to pay or has established an adequate reserve therefor, except where the Company has timely filed for extensions. There are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any liability of the Company in respect of taxes.

                  (v) The Company has no liabilities of any kind or nature whether accrued or contingent, matured or unmatured, known or unknown, except as set forth in the Financial Statements and those liabilities incurred by the Company in the ordinary course of business since December 31, 1995.

                  (w) Except as set forth in the Disclosure Schedule, no customer of the Company during fiscal year 1996 has accounted for more than five (5%) percent of the revenues of the Company and to the best of the Company's knowledge, no customer will account for more than five (5%) percent of the Company's revenues during fiscal year 1997. None of the customers identified on the Disclosure Schedule have advised the Company that they: (i) have or are contemplating filing bankruptcy; (ii) desire to negotiate extended payment terms; or (iii) have determined to discontinue the Company's products or to materially reduce their product orders.

                  (x) There are no finder's fees or brokerage commissions payable with respect to the transactions contemplated by this Agreement, except as provided in Paragraph 10 of this Agreement, and the Company agrees to indemnify and hold harmless each of the Investors from and against any and all cost, damage, liability, judgment and expense (including reasonable fees and expenses of counsel) arising out of or relating to claims for such fees or commissions (and to pay JMR pursuant to a separate agreement between the Company and JMR), except to the extent that any such fees or commissions have been incurred by an Investor as a result of the actions of that Investor.

                  (y) The Company has not agreed to any terms and conditions with respect to any merger, consolidation, acquisition, disposition or other material business transaction with any party.

                  (z) The Company has the right to conduct its business in the manner in which its business has been heretofore conducted. Except as set forth in the Disclosure Schedule, neither the conduct of the Company's business nor any of the Company's products violates or infringes upon the patent, copyright, trade secret or other proprietary rights of any third party, and the Company has received no notice of any claim of any such violation or infringement.

                  (aa) There is no legal or other impediment to the Company filing a registration statement on Form S-3 with the SEC or to such filing becoming effective. The Company covenants and agrees to maintain such conditions.

                  (bb) The Company has delivered to each Investor a copy of the Memorandum. The information contained in the Financial Statements and the Memorandum, taken together, describe in all material respects the business and financial condition of the Company, and such material, taken together, does not contain any misstatement of a material fact or omit to state a material fact necessary to make the information not misleading. The Investors shall be entitled to rely on such material notwithstanding any investigation they or any of them may have made.

         4. Representations and Warranties of the Investors. Each Investor (except for JMR, other than in its capacity as a purchaser of Units) hereby represents and warrants to the Company and JMR as follows:

                  (a) Investor has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Investor.

                  (b) Investor acknowledges that Investor has received and reviewed the Financial Statements and the Memorandum and has had an opportunity to meet with and ask questions of the management of the Company.

                  (c) Investor is an Accredited Investor (as defined in Rule 501 promulgated by SEC under the 1933 Act), has the financial ability to bear the economic risk of the Investor's investment, can afford to sustain a complete loss of such investment and has adequate means of providing for the Investor's current needs and personal contingencies, and has no need for liquidity in the Investor's investment in the Company; and the amount invested in the Company by the Investor does not constitute a substantial portion of the Investor's net worth. The Investor has delivered to the Company and JMR a confidential investor questionnaire, and all of the information set forth in the confidential investor questionnaire is true and correct in all material respects.

                  (d) Investor is acquiring the Units being purchased for investment and not with a view to the sale or distribution thereof, for such Investor's own account and not on behalf of others and the Investor has not granted any other person any right or option or any participation or beneficial interest in any of the Units, Preferred Stock, Warrants, Conversion Shares or Warrant Shares, except that JMR may acquire Units (but JMR has no obligation to acquire Units) and thereafter transfer such Units to persons who qualify as Investors pursuant to this Agreement and execute this Agreement as an Investor, provided that JMR shall have delivered the Units being transferred to the Company or its transfer agent prior to the effective date of the registration statement to be filed by the Company pursuant to Paragraph 7(a) of this Agreement. Investor acknowledges that the Preferred Stock and Warrants comprising the Units constitute restricted securities within the meaning of Rule 144 of the SEC under the 1933 Act, and that neither such securities nor the Conversion Shares nor Warrant Shares may be sold except pursuant to an effective registration statement under the 1933 Act or in a transaction exempt from registration under the 1933 Act, and the Investor acknowledges that the Investor understands the meaning and effect of such restriction. The Investor has sufficient knowledge and experience in financial and business matters so that the Investor is capable of evaluating the risks and merits of the purchase of the Units. The Investor is aware that no Federal or state regulatory agency or authority has passed upon the sale of the Units or the terms of the sale or the accuracy or adequacy of any material being provided to the Investor and that the price of the Units was negotiated between the Company and JMR and does not necessarily bear any relationship to the underlying assets or value of the Company. INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE UNITS BEING PURCHASED INVOLVES A HIGH DEGREE OF RISK.

                  (e) INVESTOR UNDERSTANDS THAT, IN CONNECTION WITH INVESTOR'S EVALUATION OF THE COMPANY, INVESTOR HAS BEEN OR MAY HAVE BEEN PROVIDED WITH ACCESS TO CERTAIN NON-MATERIAL INFORMATION CONCERNING THE COMPANY WHICH HAS NOT BEEN PUBLICLY DISCLOSED. INVESTOR FURTHER UNDERSTANDS THAT ANY TRADING BY THE INVESTOR IN SECURITIES OF THE COMPANY USING NON-PUBLIC INFORMATION COULD CONSTITUTE A VIOLATION OF FEDERAL AND STATE SECURITIES LAWS AND OTHER LAWS AND MAY SUBJECT THE INVESTOR TO CRIMINAL AND/OR CIVIL PENALTIES AND/OR LIABILITY. In view of the foregoing, Investor agrees not to (i) purchase or sell, including a short sale, any of the Company's securities or rights to purchase or sell such securities as long as the Investor is in possession of material non-public information or (ii) disclose any non-public information to any other person.

                  (f) There are no finder's fees or brokerage commissions payable with respect to the purchase by the Investor of the Units, except as provided in Paragraph 10 of this Agreement.

                  (g) If an Investor is a resident of the Commonwealth of Pennsylvania, the Investor acknowledges and agrees that (a) the securities purchased by Investor cannot be sold for a period of twelve (12) months from the date of purchase except as permitted under Section 204.011 of the Pennsylvania Securities Regulations, and (b) pursuant to Section 207(m) of the Pennsylvania Securities Act, each Pennsylvania resident who accepts an offer to purchase securities exempted from registration under Section 203(d) of the Pennsylvania Securities Act directly from an issuer or an affiliate of an issuer has the right to withdraw his acceptance without incurring any liability to the seller, underwriter, if any, or any other person within two (2) business days from the date of receipt by the issuer of his written binding contract of purchase or, in the case of a transaction in which there is no written binding contract of purchase, within two (2) business days after he makes the initial payment for the securities being offered.

         5. Use of Proceeds. The net proceeds from the sale of the Units will be used by the Company for research and development, product development, marketing of new products, and may be used for a short term secured loan to the Company's Chief Executive Officer and the repurchase of the Prepaid Warrants, and general working capital and other general corporate purposes, as disclosed in the Memorandum. If the above mentioned secured loan and/or repurchase of Prepaid Warrants does not occur, additional proceeds will be used as general working capital.

         6. Unregistered Securities. The Units, Preferred Stock, Warrants, Conversion Shares and Warrant Shares have not been registered under the 1933 Act, in reliance upon the applicability of Section 3(b), 4(2), 4(6) and/or Regulation D of the 1933 Act to the transactions contemplated hereby. The Investor acknowledges that the Company is relying in part on such Investor's representations in Paragraph 4 of this Agreement and in the confidential investor questionnaire to establish such exemption. In furtherance of such reliance, the certificates representing the Preferred Stock and Warrants will bear an investment legend and Conversion Shares and Warrant Shares issued prior to their respective registration under Paragraph 7 below will also bear an investment legend.

         7.       Registration Rights and "Piggy-Back" Registration Rights.

                  (a) As soon as possible after the last Closing, but in no event later than three (3) months after the Initial Closing Date (regardless of whether the maximum number of Units shall have been sold), the Company shall, at its sole cost and expense, file a registration statement on Form S-3 with the SEC ("Form S-3") covering all of the Conversion Shares, Warrant Shares and the shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants underlying the Placement Agent Warrants and such additional shares of Common Stock that may be issued pursuant to the conversion of Preferred Stock that may be issued by the Company in payment of dividends on Preferred Stock, the anti-dilution rights contained in the Preferred Stock, Warrants and securities comprising the Placement Agent Warrants (collectively, the "Registrable Securities"), time being of the essence. The Company will use its best efforts to have the Form S-3 declared effective as soon as possible thereafter, and shall keep the Form S-3 current and effective for at least five
(5) years from the effective date thereof or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold or otherwise transferred. If after using its best efforts, the Company is not able to have declared effective a Form S-3, or, such form having been declared effective, the Form S-3 is not maintained current and effective as provided above, holders of 25% or more of the outstanding Registrable Securities, by written notice to the Company, can demand that the Company file a registration statement on Form S-1 or such other form as is then available for use by the Company with the SEC (collectively, "Form S-1") covering the then unsold Registrable Securities. Upon receipt of such demand, the Company shall, as expeditiously as possible, at its sole cost and expense, prepare and file the Form S-1 and use its best efforts to have the Form S-1 declared effective as soon as possible thereafter, and shall keep the Form S-1 current and effective until five (5) years from the effective date thereof or, if earlier, a period of time such that the Form S-3 and the Form S-1 registration statements were current and effective for at least five (5) years in total. Notwithstanding anything to the contrary contained herein, if the Form S-3 shall not be filed within three (3) months after the Initial Closing Date (regardless of whether the maximum number of Units shall have been sold), then the Conversion Price on the Preferred Stock will be reduced (and the number of shares of Common Stock issuable upon conversion of the Preferred Stock will be concomitantly increased) by two (2%) percent per month, or part thereof, up to six (6%) percent in the aggregate.

                  (b) In the event the Company effects any registration under the 1933 Act of any Registrable Securities pursuant to Paragraphs 7(a) above or 7(g) below, the Company shall indemnify, to the extent permitted by law, and hold harmless any registered holder whose Registrable Securities are included in such registration statement (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of any indemnified party specifically for use in the preparation of such Registration Document.

                  (c) In connection with any registration statement in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Seller specifically for use in the preparation thereof.

                  (d) Any person entitled to indemnification under Paragraphs 7(b) or 7(c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Paragraph 7(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Paragraph 7(b) or 7(c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

                  (e) If for any reason the indemnity provided in Paragraphs 7(b) or 7(c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any

Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Paragraph 7(d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this paragraph (e) shall be several in proportion to their respective underwriting commitments and not joint.

                  (f) The provisions of Paragraphs 7(b) through 7(e) of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                  (g) Investor shall have certain "piggy-back" registration rights with respect to the Registrable Securities as hereinafter provided:

                           A.       If, at any time, after the  Initial  Closing
Date, the Company shall file with the SEC a registration statement under the 1933 Act (other than on Form S-4 or Form S- 8 or any successor form thereto) registering any shares of Common Stock owned by any person or entity, the Company shall give written notice to Investor thereof prior to such filing.

                           B.       Within  thirty  (30)  days after such notice
from the Company, Investor shall give written notice to the Company whether or not the Investor desires to have all of the Investor's Registrable Securities included in the registration statement. If Investor fails to give such notice within such period, Investor shall not have the right to have Investor's Registrable Securities registered pursuant to such registration statement. If Investor gives such notice, then the Company shall include the Registrable Securities in the registration statement, at the Company's sole cost and expense, subject to the remaining terms of this Paragraph 7(g).

                           C.       If the registration statement relates to an
underwritten offering, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and each Investor's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation.

                           D.       Investor shall have two (2) opportunities to
have the Registrable Securities registered under this Paragraph 7(g).

                           E.       Investor  shall  furnish  in  writing to the
Company such information as the Company shall reasonably require in connection with a registration statement.

                  (h) If and whenever the Company is required by the provisions of this Paragraph 7 to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances:

                           A.       Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective.

                           B.       Prepare  and  file  with  the  SEC  such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so for a period of more than three (3) years following the effective date of the registration statement.

                           C.       Furnish to the Sellers participating in  the
offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

D. Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

                           E.       Notify  each  Seller  selling  Registrable
Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           F.       As  soon  as practicable after the effective
date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to Seller.

                           G.       Upon request, deliver promptly to counsel of
each Seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation.

                           H.       Provide  a  transfer  agent  and  registrar
located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                           I.       List the  Registrable  Securities covered by
such registration statement on the ASE or such other exchanges and/or on the NASDAQ as the Common Stock is then currently listed upon.

                           J.       Pay all  Registration  Expenses  incurred in
connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation,
(i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants.

                  (i) The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Paragraph 7 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Paragraph 7 may be specifically enforced. In the event that the Company shall fail to file such registration statement when required pursuant to Paragraph 7(a) above or to keep any registration statement effective as provided in this Paragraph or otherwise fails to comply with its obligations and agreements in this Paragraph 7, then, in addition to any other rights or remedies Investors may have at law or in equity, including without limitation, the right of rescission, the Company shall indemnify and hold harmless the Investors from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Company shall also reimburse the Investors for any and all reasonable legal fees and expenses incurred by them in enforcing their rights pursuant to this Paragraph 7, regardless of whether any litigation was commenced; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, which firm shall be designated by JMR.

         8. Conditions. The obligations of the Investors to purchase the Units are subject to the satisfaction or fulfillment prior thereto on the date of each Closing, unless otherwise provided, of each of the following conditions:

                  (a) The Company shall have delivered to JMR, on behalf of the Investors, at the Initial Closing, (i) a currently-dated long-form good standing certificate or telegram from the Secretary of State of Delaware and each other jurisdiction in which the Company is qualified to do business as a foreign corporation; (ii) the certificate of incorporation of the Company, as currently in effect, certified by the Secretary of State of the State of Delaware; (iii) by-laws of the Company certified by the secretary of the Company; and (iv) certified resolutions of the Company's Board of Directors approving this Agreement, the issuance of the Units, Preferred Stock, Warrants and Placement Agent Warrants, the registration of the Conversion Shares,

Warrant Shares and other Registrable Securities and the other transactions contemplated by this Agreement.

                  (b) There  shall  have  occurred  no  material  adverse  event
affecting  the  Company  its  business,   assets,  prospects  or  the  Company's
securities since the date of the Memorandum.

                  (c) No litigation or administrative proceeding shall have been threatened or commenced against the Company which (i) seeks to enjoin or otherwise prohibit or restrict the consummation of the transactions contemplated by this Agreement or (ii) if adversely determined, would have an adverse effect upon the Company's business, assets or prospects or the Company's securities, except as set forth in the Disclosure Schedule.

                  (d) The Company shall have  delivered to JMR, on behalf of the
Investors, a certificate of its principal executive and operating officers as to the matters set forth in Paragraphs 8(a), (b) and (c) of this Agreement and to the further effect that (i) the Company is not in default, in any respect, under any note, loan agreement, security agreement, mortgage, deed of trust, indenture, contract, alliance agreement, lease, license, joint venture agreement, agreement or other instrument to which it is a party, except as disclosed in the Financial Statements or the Memorandum; (ii) the Memorandum is true and accurate in all respects, and does not contain any misstatement of a material fact or omit to state a material fact necessary to make the statements set forth therein not misleading; (iii) the Company's representations and warranties contained in this Agreement are true and correct in all respects on such date with the same force and effect as if made on such date; (iv) there has been no amendment or changes to the Company's certificate of incorporation or by-laws or authorizing resolutions from those delivered pursuant to Paragraph 8(a) of this Agreement; (v) no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute a breach or default thereof by the Company or would cause acceleration of any obligation of the Company, or could adversely affect the business, operations, financial condition or prospects of the Company; (vi) the Company has not agreed to any terms and conditions with respect to any acquisition, disposition or other material business transaction with any party; and (vii) no proceedings for the liquidation or dissolution of the Company is pending or contemplated.

                  (e) JMR, on behalf of the Investors, shall have received the opinion of The Stoppelman Law Firm, counsel for the Company, dated as of the date of Closing, in form and substance satisfactory to JMR and its counsel.

                  (f) The Company shall have prepared and filed or delivered to counsel for filing with the SEC and any states in which such filing is required, a Form D relating to the sale of the Units and such other documents and certificates as are required.

                  (g) Units having an aggregate value of not less than two million five hundred thousand ($2,500,000) dollars shall have been subscribed for.

                  (h) In addition to the right of JMR to terminate this Agreement and not consummate the transaction contemplated by this Agreement as a result of the failure of the Company to comply with any of its obligations set forth in this Agreement, this Agreement may be terminated by JMR by written notice to the Company at any time prior to the Initial Closing Date if, in JMR' sole judgment, (i) the Company shall have sustained a loss that is material to the Company, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on any exchange or system shall have been suspended or limited either generally or specifically with respect to the Company's Common Stock; (iii) material governmental restrictions have been imposed on trading in securities generally or specifically with respect to the Company's Common Stock (not in force and effect on the date of this Agreement); (iv) a banking moratorium shall have been declared by Federal or New York State authorities; (v) an outbreak of major international hostilities or other national or international calamity shall have occurred;
(vi) the Congress of the United States or any state legislative body shall have passed or taken any action or measure, or such bodies or any governmental body or any authoritative accounting institute, or board, or any governmental executive shall have adopted any orders, rules or regulations, which JMR believes is likely to have an adverse effect on the business, financial condition or financial statements of the Company or the market for the Units;
(vii) the Common Stock shall have been delisted from ASE or the Company shall have received notice from ASE advising the Company of its intention to have the Common Stock delisted from ASE, whether conditional or otherwise, or the Company shall fail to meet the requirements for continued listing on ASE; or (viii) there shall have been, in JMR's judgment, a material decline in the Dow Jones Industrial Index or the market price of the Common Stock at any time subsequent to the date of the Memorandum.

         9. Covenants of the Company. The Company agrees at all times as long as the Preferred Stock, Warrants and securities underlying the Placement Agent Warrants may be converted or exercised, to keep reserved from the authorized and unissued Common Stock, such number of shares of Common Stock as may be, from time to time, issuable upon conversion of the Preferred Stock or the exercise of the Warrants and the conversion of the Preferred Stock and exercise of the Warrants underlying the Placement Agent Warrants.

         10.      Fees.

                  (a) Upon the receipt by the Company of the payments from the Investors provided for in Paragraph l of this Agreement, the Company shall pay to JMR a fee equal to seven (7%) percent of the aggregate Unit Purchase Price paid on at such Closing, a portion of which may be paid by JMR to other registered broker-dealers. Such amount may be deducted by JMR from the payment being made to the Company pursuant to Paragraph 2 of this Agreement. In addition, as set forth in the Placement Agreement, the Company shall issue at the last Closing, five (5) year warrants to purchase an amount of Units equal to ten (10%) percent of all of the Units sold in the private placement pursuant to the Memorandum at an exercise price equal to one hundred ten (110%) percent of the Unit Purchase Price, subject to adjustment (the "Placement Agent Warrants"). Regardless of whether the private placement pursuant to the Memorandum closes, the Company shall pay such other fees to JMR and reimburse JMR for such expenses, including the reasonable fees and expenses of Spitzer & Feldman P.C., counsel to JMR, as are set forth in the Placement Agreement. The Company has also agreed with Prudential Securities Incorporated ("PSI"), in connection with obtaining a letter from PSI whereby PSI agreed that it would not be entitled to any cash compensation in connection with the sale by the Company of the Units, to issue to PSI warrants to purchase 20,000 shares of Common Stock at the Original Stock Price per share.

                  (b) The Company shall pay any fees required in connection with the qualification of the sale of the Units under the state securities or blue sky laws of any state which JMR reasonably deems necessary and any other out-of-pocket expenses incurred by the Company in connection with the transaction contemplated by this Agreement.

         11. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested, or by facsimile transmission, if confirmed by mail as provided in this Paragraph 11. Notices shall be deemed to have been received on the date of personal delivery or facsimile or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the following addresses:


                To the Company:

                                  GLOBALINK, INC.
                                  9302 Lee Highway
                                  Fairfax, VA 22031
                                  Telecopier:
                                  Attention: Mr. John F. McCarthy, III
                                             Vice President and General Counsel

                With a copy to:

                                  THE STOPPELMAN LAW FIRM
                                  1749 Old Meadow Road, Suite 610
                                  McLean, VA 22102
                                  Telecopier: (703) 827-7455
                                  Attention: John S. Stoppelman, Esq.

                To the Investors:

                at the addresses set forth in Exhibit A to this Agreement

                With copies to:

                                  J. MICHAEL REISERT, INC.
                                  2455 East Sunrise Boulevard
                                  Suite 700
                                  Fort Lauderdale, FL 33304
                                  Telecopier: (954) 561-3223
                                  Attention: Mr. Irving H. Bowen

                and

                                  SPITZER & FELDMAN P.C.
                                  405 Park Avenue
                                  New York, New York 10022-4405
                                  Telecopier: (212) 838-7472
                                  Attention: Robert G. Leonard, Esq.

or to such other address as any party shall designate in the manner provided in this Paragraph 11.

         12.      Miscellaneous.

                  (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party hereby consents to the exclusive jurisdiction of the Federal and state courts situated in New York County, New York, in connection with any action arising out of or based upon this Agreement and the transactions contemplated by this Agreement.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, successors and permitted assigns.

                  (d) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

                  (e) Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closing take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

                  (f) The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

                  (g) All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.

                  (h) This   Agreement   may   be   executed   in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first aforesaid.

GLOBALINK, INC.                           J. MICHAEL REISERT, INC.



By:________________________________       By:_________________________________
     John F. McCarthy, III,                    Irving H. Bowen,
     Vice President                            Managing Director

                                          TO BE COMPLETED BY INVESTOR


                                     -------------------------------------
                                                    Print Name

Signature for Individual Investor    Signature of Investor Other than Individual


_________________________________    By:_________________________________
         Signature                   Name:
                                     Title:



                                     -------------------------------------
                                                      Address

                                     -------------------------------------
                                     City           State         Zip Code

                                     -------------------------------------
                                                  Number of Units

                                     -------------------------------------
                                     Aggregate Amount of Subscription

                                     -------------------------------------
                                     Social Security or Employer Identification
                                                      Number

                                    EXHIBIT A

         Names, addresses and
           Social Security or
         Employer Identification                Number of
           Numbers of Investors                   Units

                                    EXHIBIT B

Memorandum and Information Concerning the Company*

1.       Form of 8% Preferred Stock.

2.       Form of Warrant.

3.       Form 10-K  Annual Report for the year ended December 31, 1995.

4.       Form 10-Q Quarterly Report for the quarter ended September 30, 1996.

5. The Company's annual report to stockholders and proxy statement relating to the Company's 1996 annual meeting of stockholders.

6. The Company's proxy statement relating to the Company's December 2, 1996 special meeting of stockholders.

7. No Current Reports on Form 8-K or other reports filed with the SEC subsequent to September 30, 1996.






---------------------------

* The exhibits to the documents filed with the SEC are not included in the package of documents for Investors, but are available from JMR or the Company on request.

                                    EXHIBIT C

                               Disclosure Schedule
                                 (see attached)